Exhibit 99.1

Argo Group Reports 2021 Fourth Quarter and Full Year Results

Results Reflect Continued Progression of Strategic Plan

•
Continued Strategic Growth: Net earned premium increased 4.2% in the fourth quarter of 2021; Strong net earned premium growth in our ongoing business[1] of approximately 19.8%, supported by favorable market conditions

•
Expense Ratio Improvement: Expense ratio of 35.3% for the fourth quarter of 2021 improved 2.9 points from the fourth quarter of 2020 and full year 2021 expense ratio of 36.8% improved 0.7 points compared to the same period in 2020

•
Reduced Catastrophe Losses: Total catastrophe losses of $6.8 million for the fourth quarter of 2021, down from $51.0 million in the fourth quarter of 2020 and full year 2021 catastrophe losses of $92.7 million, down from $179.2 million in 2020

•
Improved Results in International Operations: Combined ratio improved 40.9 points to 76.5% for the fourth quarter of 2021 from the fourth quarter of 2020 and full year 2021 combined ratio of 97.2% improved 19.9 points compared to the same period in 2020

Hamilton, Bermuda - February 22, 2022 - Argo Group International Holdings, Ltd. (NYSE: ARGO) ("Argo" or the "Company") today announced financial results for the three months and year ended December 31, 2021. On February 8, 2022, the Company reported that its results for the quarter ended December 31, 2021, would be negatively affected by adverse prior year reserve development and non-operating charges.

Argo reported a fourth quarter 2021 net loss attributable to common shareholders of $118.8 million or $3.41 per diluted common share, compared to a net loss attributable to common shareholders of $3.5 million or $0.10 per diluted common share for the 2020 fourth quarter. For the year ended 2021, Argo reported a net loss attributable to common shareholders of $4.7 million or $0.13 per diluted common share, compared to a net loss attributable to common shareholders of $58.7 million or $1.70 per diluted common share in 2020.

The operating loss in the fourth quarter of 2021 was $61.8 million or $1.77 per diluted common share, compared to an operating loss of $8.9 million or $0.26 per diluted common share for the 2020 fourth quarter. Operating income in 2021 was $41.5 million or $1.19 per diluted common share, compared to an operating loss of $10.0 million or $0.29 per diluted common share in 2020.

"Our strategic priorities of pursuing profitable growth, reducing volatility, and disciplined expense management are evident in our 2021 current accident year underwriting results," said Argo Group Chief Executive Officer Kevin Rehnberg. "We remain encouraged by the continued growth and underlying strength of our ongoing business."

1 Ongoing business does not include the businesses the Company is exiting, plan to exit or have sold, including sales of Ariel Re in November 2020, Contract Binding P&C in October 2021, U.S. Specialty Property in December 2021, Argo Seguros Brasil in February 2022 and businesses in Italy, Malta, London Property D&F and North American Binders business in Syndicate 1200, and the U.S. grocery business.

Fourth Quarter Consolidated Operating Highlights

$ in millions	Three Months Ended December 31,		Q/Q	Year Ended December 31,		Y/Y
Consolidated	2021	2020	Change	2021	2020	Change
Gross written premiums	$733.8	$717.6	2.3%	$3,181.2	$3,233.3	-1.6%
Net written premiums	479.0	439.6	9.0%	1,977.3	1,810.1	9.2%
Earned premiums	486.2	466.6	4.2%	1,910.1	1,780.5	7.3%

Underwriting income (loss)	$(109.0)	$(37.1)	NM	$(106.8)	$(96.0)	NM
Net investment income	44.4	33.7	31.8%	187.6	112.7	66.5%

Net income (loss) attributable to common shareholders	$(118.8)	$(3.5)	NM	$(4.7)	$(58.7)	NM

Operating income (loss)	$(61.8)	$(8.9)	NM	$41.5	$(10.0)	NM

Loss ratio	87.1%	69.8%	17.3 pts	68.8%	67.9%	0.9 pts
Acquisition expense ratio	15.1%	17.4%	-2.3 pts	16.6%	16.8%	-0.2 pts
General and administrative expense ratio*	20.2%	20.8%	-0.6 pts	20.2%	20.7%	-0.5 pts
Expense ratio*	35.3%	38.2%	-2.9 pts	36.8%	37.5%	-0.7 pts
Combined ratio	122.4%	108.0%	14.4 pts	105.6%	105.4%	0.2 pts
CAY ex-CAT loss ratio**	58.5%	58.6%	-0.1 pts	56.8%	57.4%	-0.6 pts
*See footnote 1 in the Consolidated Financial Highlights below.
**See footnote 2 in the Consolidated Financial Highlights below.

•
Gross written premium increased 2.3% to $733.8 million during the fourth quarter of 2021, compared to the fourth quarter of 2020. Gross written premium in our ongoing business grew approximately 11.3% during the fourth quarter of 2021 compared to the fourth quarter of 2020.

•
The combined ratio was 122.4% during the fourth quarter of 2021, compared to 108.0% in the fourth quarter of 2020. The increased combined ratio was driven by adverse prior year reserve development, partially offset by lower catastrophe ("CAT") losses and an improved expense ratio.

•
Total catastrophe losses in the fourth quarter of 2021 were $6.8 million or 1.4 points on the loss ratio. Catastrophe losses in the fourth quarter of 2020 were $51.0 million or 10.9 points on the loss ratio.

•
Net adverse prior year reserve development for the 2021 fourth quarter was $132.3 million, or 27.2 points on the loss ratio. Net adverse prior year reserve development was $1.6 million in the fourth quarter of 2020. Net adverse prior year reserve development in both the U.S. Operations and Run-off Lines was partially offset by favorable prior year reserve releases in International Operations.

•	The Current Accident Year ("CAY") ex-CAT loss ratio was 58.5% in the fourth quarter of 2021 compared to 58.6% in the prior year fourth quarter.
•
The expense ratio in the fourth quarter of 2021 was 35.3% and improved 2.9 points from the 2020 fourth quarter. The acquisition expense ratio of 15.1% and general and administrative expense ratio of 20.2% both improved compared to the prior year fourth quarter.

•	The CAY ex-CAT combined ratio was 93.8% in the fourth quarter of 2021, compared to 96.8% in the prior year fourth quarter.

•
Net investment income was $44.4 million in the 2021 fourth quarter compared to $33.7 million in the prior year fourth quarter. Investment income from alternative investments was $20.7 million in the fourth quarter of 2021. Results for the prior year fourth quarter included gains from alternative investments of $10.1 million.

•
The 2021 fourth quarter included $0.7 million of pre-tax net realized investment gains, while the prior year fourth quarter included $20.4 million of pre-tax net realized investment gains. The fourth quarter of 2021 included $22.8 million of non-operating expenses compared to $11.3 million in the prior year quarter with the increase due to costs associated with the reduction in the Company's real estate footprint in the UK and the impairment of certain information technology assets. The 2021 fourth quarter included an impairment of goodwill and intangible assets of $43.2 million related to Argo's Syndicate 1200 business unit.

•
Net loss attributable to common shareholders was $118.8 million or $3.41 per diluted share for the fourth quarter of 2021 compared to a net loss attributable to common shareholders of $3.5 million or $0.10 per diluted share for the 2020 fourth quarter. Annualized return on average common shareholders' equity was (28.5%) in the fourth quarter of 2021 compared to (0.8%) in the prior year fourth quarter.

•
Operating loss was $61.8 million or $1.77 per diluted share in the fourth quarter of 2021, compared to an operating loss of $8.9 million or $0.26 per diluted share in the prior year fourth quarter. Annualized operating return on average common shareholders' equity was (14.8%) in the fourth quarter of 2021 compared to (2.1%) in the prior year fourth quarter.

Full Year Consolidated Operating Highlights

•
Gross written premium decreased 1.6% to $3.2 billion in 2021, when compared to 2020. The decrease in gross written premium is primarily attributable to businesses the Company has exited, plans to exit or has sold. In the ongoing business, premiums grew approximately 15.4% during 2021 when compared to 2020.

•
Total catastrophe losses in 2021 were $92.7 million or 4.8 points on the loss ratio. Natural catastrophes accounted for $80.3 million of losses with $12.4 million of losses relating to the COVID-19 pandemic. Catastrophe losses in 2020 were $179.2 million or 10.1 points on the loss ratio and included $73.2 million related to the COVID-19 pandemic.

•
The CAY ex-CAT combined ratio was 93.6% in 2021, an improvement of 1.3 points when compared to the prior year. The improvement in the CAY ex-CAT combined ratio was driven by both an improved expense ratio as well as an improved CAY ex-CAT loss ratio.

•
Results for the full year 2021 included $33.2 million of pre-tax net realized investment gains, while the prior year included $3.6 million of pre-tax net realized investment losses. The 2021 full year results included $43.7 million of non-operating expenses compared to $21.1 million in the prior year with the increase due to costs associated with the reduction in the Company's real estate footprint and the impairment of certain information technology assets. The 2021 full year also included an impairment of goodwill and intangible assets of $43.2 million related to Argo's Syndicate 1200 business unit.

•
Net loss attributable to common shareholders in 2021 was $4.7 million, or $0.13 per diluted share, compared to a net loss attributable to common shareholders of $58.7 million, or $1.70 per diluted share, in the prior year. Annualized return on average common shareholders' equity was (0.3%) in 2021 compared to (3.4%) in 2020.

•
Operating income was $41.5 million or $1.19 per diluted share in 2021, compared to an operating loss of $10.0 million or $0.29 per diluted share in the prior year. Annualized operating return on average common shareholders' equity was 2.5% in 2021 compared to (0.6%) in the prior year.

U.S. Operations:

$ in millions	Three Months Ended December 31,		Q/	Year Ended December 31,		Y/Y
U.S. Operations	2021	2020	Change	2021	2020	Change

Gross written premiums	$504.5	$495.7	1.8%	$2,069.4	$1,994.8	3.7%
Net written premiums	319.6	300.8	6.3%	1,304.8	1,223.0	6.7%
Earned premiums	331.3	304.8	8.7%	1,283.7	1,207.6	6.3%

Losses and loss adjustment expenses	325.1	202.4	60.6%	908.2	768.7	18.1%
Acquisition expenses	48.1	45.2	6.4%	197.7	176.0	12.3%
General and administrative expenses	53.0	54.9	-3.5%	221.6	213.7	3.7%
Underwriting income (loss)	$(94.9)	$2.3	NM	$(43.8)	$49.2	NM

Loss ratio	98.1%	66.4%	31.7 pts	70.7%	63.7%	7 pts
Acquisition expense ratio	14.5%	14.8%	-0.3 pts	15.4%	14.6%	0.8 pts
General and administrative expense ratio*	16.0%	18.0%	-2.0 pts	17.3%	17.6%	-0.3 pts
Expense ratio*	30.5%	32.8%	-2.3 pts	32.7%	32.2%	0.5 pts
Combined ratio	128.6%	99.2%	29.4 pts	103.4%	95.9%	7.5 pts
CAY ex-CAT loss ratio**	60.4%	60.8%	-0.4 pts	58.5%	58.9%	-0.4 pts
*See footnote 1 in the Segment Data below.
**See footnote 2 in the Segment Data below.

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In the U.S. Operations, gross written premium increased 1.8% compared to the fourth quarter of 2020. Gross written premium in the U.S. ongoing business[1] grew approximately 12.0% during the fourth quarter of 2021 compared to the fourth quarter of 2020. Rates on average were up in the mid-single digits in the fourth quarter of 2021.

•	The loss ratio for the fourth quarter of 2021 was 98.1% compared to 66.4% in the prior year fourth quarter. The increase in the loss ratio was primarily driven by adverse prior year development.
•
Net unfavorable prior-year reserve development in the fourth quarter of 2021 was $121.6 million or 36.7 points on the loss ratio compared to $2.9 million of unfavorable development or 1.0 point on the loss ratio in the prior year fourth quarter.

•	Catastrophe losses were $3.2 million, or 1.0 point on the loss ratio, in the fourth quarter of 2021 compared to $13.9 million or 4.6 points on the loss ratio in the prior year fourth quarter.
•	The CAY ex-CAT loss ratio was 60.4% in the fourth quarter of 2021 compared to 60.8% in the prior year fourth quarter.
•	The acquisition expense ratio for the fourth quarter of 2021 was 14.5%, an improvement of 0.3 points compared to the 2020 fourth quarter.

2 U.S. ongoing business does not include the businesses the Company has sold, including sales of Contract Binding P&C in October 2021 and U.S. Specialty Property in December 2021, and the exit our grocery and restaurant business.

•	The general and administrative expense ratio was 16.0% in the fourth quarter of 2021, an improvement of 2.0 points from the prior year fourth quarter.

International Operations:

$ in millions	Three Months Ended December 31,		Q/Q	Year Ended December 31,		Y/Y
International Operations	2021	2020	Change	2021	2020	Change

Gross written premiums	$229.1	$221.8	3.3%	$1,111.0	$1,238.0	-10.3%
Net written premiums	159.2	138.7	14.8%	671.7	586.6	14.5%
Earned premiums	154.7	161.7	-4.3%	625.8	572.5	9.3%

Losses and loss adjustment expenses	60.9	123.0	-50.5%	362.1	428.6	-15.5%
Acquisition expenses	25.1	35.3	-28.9%	119.6	121.7	-1.7%
General and administrative expenses	32.4	31.5	2.9%	126.7	119.9	5.7%
Underwriting income (loss)	$36.3	$(28.1)	NM	$17.4	$(97.7)	NM

Loss ratio	39.4%	76.1%	-36.7 pts	57.9%	74.9%	-17 pts
Acquisition expense ratio	16.2%	21.8%	-5.6 pts	19.1%	21.3%	-2.2 pts
General and administrative expense ratio*	20.9%	19.5%	1.4 pts	20.2%	20.9%	-0.7 pts
Expense Ratio*	37.1%	41.3%	-4.2 pts	39.3%	42.2%	-2.9 pts
Combined ratio	76.5%	117.4%	-40.9 pts	97.2%	117.1%	-19.9 pts
CAY ex-CAT loss ratio**	54.5%	54.2%	0.3 pts	53.1%	54.5%	-1.4 pts
*See footnote 3 in the Segment Data below.
**See footnote 4 in the Segment Data below.

•
International Operations gross written premium increased 3.3% in the fourth quarter of 2021 compared to the fourth quarter of 2020. Gross written premium in the International ongoing business[1] increased approximately 9.6% in the fourth quarter of 2021 compared to the fourth quarter of 2020, primarily due to the increased share of Syndicate 1200's capacity. Rates on average were up in the high-single digits in the fourth quarter of 2021.

•	Net written premium increased in the fourth quarter of 2021 by 14.8%, compared to the fourth quarter of 2020 with the increase attributable to Syndicate 1200.
•
The loss ratio for the fourth quarter of 2021 was 39.4% compared to 76.1% in the prior year fourth quarter. The improvement in the loss ratio is primarily the result of favorable prior year reserve releases and a reduction in catastrophe losses compared to the fourth quarter of 2020.

•
Net favorable prior year reserve releases in the fourth quarter of 2021 was $27.0 million or 17.5 points on the loss ratio, compared to $1.7 million, or 1.1 points on the loss ratio, in prior year fourth quarter.

•
Catastrophe losses were $3.6 million, or 2.4 points on the loss ratio in the fourth quarter of 2021, primarily attributed to natural catastrophes, and to a lesser extent, losses related to COVID-19. The fourth quarter of 2020 included $37.1 million, or 23.0 points on the loss ratio.

3 International ongoing business does not include the businesses the Company is exiting, plan to exit or have sold, including sales of Ariel Re in November 2020 and Argo Seguros Brasil in February 2022, the planned exits of businesses in Italy and Malta, and London Property D&F and North American Binders business in Syndicate 1200.

•	The CAY ex-CAT loss ratio was 54.5% in the fourth quarter of 2021 compared to 54.2% in the prior year fourth quarter.
•
The acquisition ratio decreased 5.6 points to 16.2% during the fourth quarter of 2021 and is attributable largely to changes in business mix, actions to remove certain high-cost coverholders, and an increase in ceding commissions.

•	The general and administrative expense ratio of 20.9% increased 1.4 points in the fourth quarter of 2021 when compared to the prior year fourth quarter.

Balance Sheet:

•
Book value per common share was $45.60 as of December 31, 2021, compared to $50.01 on September 30, 2021. Including dividends paid, book value per common share decreased $4.10 from September 30, 2021 due mainly to the net loss in the 2021 fourth quarter and net unrealized losses on fixed maturity securities. Book value per common share as of December 31, 2020 was $49.40. Including dividends paid, book value per common share decreased $2.56 from December 31, 2020 primarily driven by movements in other comprehensive income associated with unrealized losses on available-for-sale investment securities due to rising interest rates.

CONFERENCE CALL
Argo management will conduct an investor conference call starting at 10 a.m. EST on Wednesday, February 23, 2022. Participants in the U.S. can access the call by dialing (844) 200-6205 (access code 097416). Callers dialing from outside the U.S. can access the call by dialing (929) 526-1599 (access code 097416). Please ask the operator for the Argo earnings call. A live webcast of the conference call can be accessed at https://events.q4inc.com/attendee/348613512.

A webcast replay will be available shortly after the live conference call and can be accessed at https://events.q4inc.com/attendee/348613512. A telephone replay of the conference call will be available through March 2, 2022, to callers in the U.S. by dialing (866) 813-9403 (access code 314212) and to callers outside the U.S. by dialing +44-204-525-0658 (access code 314212).

ABOUT ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
Argo Group International Holdings, Ltd. (NYSE: ARGO) is an underwriter of specialty insurance products in the property and casualty market. Argo offers a full line of products and services designed to meet the unique coverage and claims-handling needs of businesses in two primary segments: U.S. Operations and International Operations. Argo and its insurance subsidiaries are rated ‛A-’ by Standard and Poor’s. Argo’s insurance subsidiaries are rated ‛A-’ by A.M. Best. More information on Argo and its subsidiaries is available at www.argogroup.com.

FORWARD-LOOKING STATEMENTS
This press release includes forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as "expect," "intend," "plan," "believe," “do not believe,” “aim,” "project," "anticipate," “seek,” "will," “likely,” “assume,” “estimate,” "may," “continue,” “guidance,” “objective,” “remain optimistic,” “improve,” “progress,” "path toward," “outlook,” “trends,” “future,” “could,” “would,” “should,” “target,” “on track” and similar expressions of a future or forward-looking nature.

Such statements are subject to certain risks and uncertainties that could cause actual events or results to differ materially. For a more detailed discussion of such risks and uncertainties, see Item 1A, “Risk Factors” in Argo’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and in other filings with the Securities and Exchange Commission (“SEC”). The inclusion of a forward-looking statement herein should not be regarded as a representation by Argo that Argo’s objectives will be achieved. Any forward-looking statements speak only as of the date of this press release. Argo undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You should not place undue reliance on any such statements.

NON-GAAP FINANCIAL MEASURES
In presenting the Company's results, management has included and discussed in this press release certain non-generally accepted accounting principles ("non-GAAP") financial measures within the meaning of Regulation G as promulgated by the SEC. Management believes that these non-GAAP measures, which may be defined differently by other companies, better explain the Company's results of operations in a manner that allows for a more complete understanding of the underlying trends in the Company's business. However, these measures should not be viewed as a substitute for those determined in accordance with generally accepted accounting principles ("U.S. GAAP").

“CAY ex-CAT combined ratio” and the “CAY ex-CAT loss ratio" are internal measures used by the management of the Company to evaluate the performance of its underwriting activity and represents the net amount of underwriting income excluding catastrophe related charges and the impact of changes to prior year loss reserves. Although this measure does not replace the GAAP combined ratio, it provides management with a view of the quality of earnings generated by underwriting activity for the current accident year.

“Operating income (loss)" is an internal performance measure used in the management of the Company's operations and represents operating results after-tax (at an assumed effective tax rate of 15%) and preferred share dividends excluding, as applicable, net realized investment gains or losses, net foreign exchange gain or loss, non- operating expenses, and other similar non-recurring items. The Company excludes net realized investment gains or losses, net foreign exchange gain or loss, non-operating expenses, and other similar non-recurring items from the calculation of operating income because these amounts are influenced by and fluctuate in part, by market conditions that are outside of management’s control. In addition to presenting net income determined in accordance with U.S. GAAP, the Company believes that showing operating income enables investors, analysts, rating agencies and other users of the Company's financial information to more easily analyze our results of operations and underlying business performance.

"Annualized operating return on average common shareholders' equity" is calculated using operating income (loss) (as defined above and annualized in the manner described for net income (loss) attributable to common shareholders ("ROACE")) and average common shareholders' equity. In calculating ROACE, the net income attributable to common shareholders for the period is multiplied by the number of periods in a calendar year to arrive at annualized net income available to common shareholders. In addition to presenting ROACE determined in accordance with U.S. GAAP, the Company believes that showing annualized operating return on average common shareholders' equity enables investors, analysts, rating agencies and other users of the Company's financial information to more easily analyze our results of operations and underlying business performance.

"Operating income (loss) per common share (diluted)" is calculated using operating income (as defined above) and the weighted average common shares (diluted) for the current period. In addition to presenting net income (loss) per common share (diluted) in accordance with U.S. GAAP, the Company believes that showing the operating income (loss) per common share (diluted) enables investors, analysts, rating agencies and other users of the Company's financial information to more easily analyze our results of operations and underlying business performance.

“Underwriting income (loss)” is an internal performance measure used in the management of the Company’s operations and represents net amount earned from underwriting activities (net premium earned less underwriting expenses and claims incurred). Underwriting income is a financial measure that is commonly recognized as a standard of performance by investors, analysts, rating agencies and other users of its financial information. Although this measure of profit (loss) does not replace net income (loss) computed in accordance with U.S. GAAP as a measure of profitability, management uses this measure of profit (loss) to focus our reporting segments on generating underwriting income.

The “percentage change in book value per common share” includes (by adding) the effects of cash dividends paid per common share to the calculated book value per common share for the current period. This adjusted amount is then compared to the prior period’s book value per common share to determine the period over period change. The Company believes that including the dividends paid per common share allows users of its financial statements to more easily identify the impact of the changes in book value per common share from the perspective of investors.

Reconciliations of non-GAAP financial measures to their most directly comparable U.S. GAAP measures are included in the attached tables and footnotes.

(financial tables follow)

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
CONSOLIDATED BALANCE SHEETS
(in millions, except per share amounts)

	December 31,	December 31,
	2021	2020
	(unaudited)
Assets
Total investments	$5,322.6	$5,255.8
Cash	146.1	148.8
Accrued investment income	20.9	21.8
Receivables	3,615.0	3,688.8
Goodwill and intangible assets	164.5	207.8
Deferred acquisition costs, net	168.0	163.6
Ceded unearned premiums	506.7	575.1
Other assets	372.6	404.1
Total assets	$10,316.4	$10,465.8

Liabilities and Shareholders' Equity
Reserves for losses and loss adjustment expenses	$5,595.0	$5,406.0
Unearned premiums	1,466.8	1,464.8
Ceded reinsurance payable, net	724.4	950.4
Senior unsecured fixed rate notes	140.3	140.2
Other indebtedness	57.0	60.7
Junior subordinated debentures	258.2	257.8
Other liabilities	340.3	328.1
Total liabilities	8,582.0	8,608.0

Preferred shares	144.0	144.0
Common shareholders’ equity	1,590.4	1,713.8
Total shareholders' equity	1,734.4	1,857.8
Total liabilities and shareholders' equity	$10,316.4	$10,465.8

Book value per common share	$45.60	$49.40

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(in millions, except per share amounts)
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
Gross written premiums	$733.8	$717.6	$3,181.2	$3,233.3
Net written premiums	479.0	439.6	1,977.3	1,810.1

Earned premiums	486.2	466.6	1,910.1	1,780.5
Net investment income	44.4	33.7	187.6	112.7
Net realized investment gains (losses):
Net realized investment gains (losses)	69.2	(6.7)	72.4	26.0
Change in fair value recognized	(70.6)	24.0	(39.8)	10.3
Change in allowance for credit losses on fixed maturity securities	2.1	3.1	0.6	(39.9)
Net realized investment gains (losses)	0.7	20.4	33.2	(3.6)
Total revenue	531.3	520.7	2,130.9	1,889.6

Losses and loss adjustment expenses	423.7	325.8	1,314.6	1,208.8
Acquisition expenses	73.5	81.2	317.8	298.4
General and administrative expenses	98.0	96.7	384.5	369.3
Non-operating expenses	22.8	11.3	43.7	21.1
Interest expense	5.3	5.2	21.6	26.9
Fee and other (income) expense, net	(0.2)	(1.2)	(2.0)	(3.9)
Foreign currency exchange (gains) losses	(2.8)	1.8	1.6	15.4
Impairment of goodwill and intangibles	43.2	—	43.2	—
Total expenses	663.5	520.8	2,125.0	1,936.0

Income (loss) before income taxes	(132.2)	(0.1)	5.9	(46.4)
Income tax provision (benefit)	(16.0)	0.8	0.1	7.7
Net income (loss)	$(116.2)	$(0.9)	$5.8	$(54.1)
Dividends on preferred shares	2.6	2.6	10.5	4.6
Net income (loss) attributable to common shareholders	$(118.8)	$(3.5)	$(4.7)	$(58.7)

Net income (loss) per common share (basic)	$(3.41)	$(0.10)	$(0.13)	$(1.70)
Net income (loss) per common share (diluted)	$(3.41)	$(0.10)	$(0.13)	$(1.70)

Weighted average common shares:
Basic	34.9	34.7	34.8	34.6
Diluted	34.9	34.7	34.8	34.6

Loss ratio	87.1%	69.8%	68.8%	67.9%
Acquisition expense ratio	15.1%	17.4%	16.6%	16.8%
General and administrative expense ratio[1]	20.2%	20.8%	20.2%	20.7%
Expense ratio[1]	35.3%	38.2%	36.8%	37.5%
GAAP combined ratio	122.4%	108.0%	105.6%	105.4%
CAY ex-CAT combined ratio[2]	93.8%	96.8%	93.6%	94.9%

1 The Company’s calculations of these expense ratios have been modified to reflect the Company’s updated accounting practices impacting the classification of non-operating expenses. The adjusted calculations have been applied to all periods presented. For the three months ended December 31, 2020 and the year ended December 31, 2020, General and Administrative Expense Ratio and the Expense Ratio decreased from the previously reported ratios by 160 basis points and 70 basis points, respectively, to reflect these updates.
2 The Company’s calculation of CAY ex-CAT loss ratio has been modified to reflect the Company’s updated definition of this ratio which no longer includes an adjustment for reinstatement premiums. The adjusted calculation has been applied to all periods presented. For the three months ended December 31, 2020 and the year ended December 31, 2020 CAY ex-CAT combined ratio increased from the previously reported ratio by 20 basis points and 20 basis points, respectively, to reflect this update.

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
SEGMENT DATA
(in millions)
(unaudited)

	Three Months Ended		Year ended
	December 31,		December 31,
	2021	2020	2021	2020
U.S. Operations
Gross written premiums	$504.5	$495.7	$2,069.4	$1,994.8
Net written premiums	319.6	300.8	1,304.8	1,223.0
Earned premiums	331.3	304.8	1,283.7	1,207.6

Underwriting income (loss)	(94.9)	2.3	(43.8)	49.2
Net investment income	27.7	24.2	119.4	80.3
Interest expense	(3.5)	(3.1)	(14.1)	(16.2)
Fee income (expense), net	0.2	0.3	(0.4)	(0.2)
Operating income (loss) before taxes	$(70.5)	$23.7	$61.1	$113.1

Loss ratio	98.1%	66.4%	70.7%	63.7%
Acquisition expense ratio	14.5%	14.8%	15.4%	14.6%
General and administrative expense ratio[1]	16.0%	18.0%	17.3%	17.6%
Expense Ratio[1]	30.5%	32.8%	32.7%	32.2%
GAAP combined ratio	128.6%	99.2%	103.4%	95.9%
CAY ex-CAT combined ratio[2]	90.9%	93.6%	91.2%	91.1%

International Operations
Gross written premiums	$229.1	$221.8	$1,111.0	$1,238.0
Net written premiums	159.2	138.7	671.7	586.6
Earned premiums	154.7	161.7	625.8	572.5

Underwriting income (loss)	36.3	(28.1)	17.4	(97.7)
Net investment income	12.4	7.7	50.6	26.7
Interest expense	(1.4)	(1.5)	(5.6)	(7.7)
Fee income (expense), net	0.2	0.9	1.7	3.4
Operating income (loss) before taxes	$47.5	$(21.0)	$64.1	$(75.3)

Loss ratio	39.4%	76.1%	57.9%	74.9%
Acquisition expense ratio	16.2%	21.8%	19.1%	21.3%
General and administrative expense ratio[3]	20.9%	19.5%	20.2%	20.9%
Expense Ratio[3]	37.1%	41.3%	39.3%	42.2%
GAAP combined ratio	76.5%	117.4%	97.2%	117.1%
CAY ex-CAT combined ratio[4]	91.6%	95.5%	92.4%	96.7%

1 The Company’s calculations of these expense ratios have been modified to reflect the Company’s updated accounting practices impacting the classification of non-operating expenses. The adjusted calculations have been applied to all periods presented. For the three months ended December 31, 2020 and the year ended December 31, 2020, General and Administrative Expense Ratio and the Expense Ratio decreased from the previously reported ratios by 10 basis points and 20 basis points, respectively, to reflect these updates.
2 For the three months ended December 31, 2020 and the year ended December 31, 2020 CAY ex-CAT loss ratio increased from the previously reported ratio by 50 basis points and 40 basis points, respectively, to reflect the update described in footnote 2 to the Consolidated Financial Highlights above.
3 The Company’s calculations of these expense ratios have been modified to reflect the Company’s updated accounting practices impacting the classification of non-operating expenses. The adjusted calculations have been applied to all periods presented. For the three months ended December 31, 2020 and the year ended December 31, 2020, General and Administrative Expense Ratio and the Expense Ratio decreased from the previously reported ratios by 410 basis points and 120 basis points, respectively, to reflect these updates.
4 For the three months ended December 31, 2020 and the year ended December 31, 2020 CAY ex-CAT loss ratio increased/(decrease) from the previously reported ratio by (50) basis points and 20 basis points, respectively, to reflect the update described in footnote 2 to the Consolidated Financial Highlights above.

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
RECONCILIATION OF LOSS RATIOS
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
U.S. Operations
Loss ratio	98.1%	66.4%	70.7%	63.7%
Prior accident year loss reserve development	(36.7)%	(1.0)%	(9.4)%	(0.2)%
Catastrophe losses	(1.0)%	(4.6)%	(2.8)%	(4.6)%
CAY ex-CAT loss ratio	60.4%	60.8%	58.5%	58.9%

International Operations
Loss ratio	39.4%	76.1%	57.9%	74.9%
Prior accident year loss reserve development	17.5%	1.1%	4.3%	1.1%
Catastrophe losses	(2.4)%	(23.0)%	(9.1)%	(21.5)%
CAY ex-CAT loss ratio	54.5%	54.2%	53.1%	54.5%

Consolidated
Loss ratio	87.1%	69.8%	68.8%	67.9%
Prior accident year loss reserve development	(27.2)%	(0.3)%	(7.2)%	(0.4)%
Catastrophe losses	(1.4)%	(10.9)%	(4.8)%	(10.1)%
CAY ex-CAT loss ratio	58.5%	58.6%	56.8%	57.4%

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
NET PRIOR-YEAR RESERVE DEVELOPMENT & CATASTROPHE LOSSES BY SEGMENT
(in millions)
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
Net Prior-Year Reserve Development
(Favorable)/Unfavorable
U.S. Operations	$121.6	$2.9	$120.9	$2.4
International Operations	(27.0)	(1.7)	(26.9)	(6.2)
Run-off Lines	37.7	0.4	44.3	11.5
Total net prior-year reserve development	$132.3	$1.6	$138.3	$7.7

	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
Catastrophe & COVID-19 Losses
Catastrophe losses
U.S. Operations	$3.2	$13.9	$36.1	$49.7
International Operations	3.2	24.4	44.2	56.3
Total catastrophe losses	6.4	38.3	80.3	106.0

COVID-19 losses
U.S. Operations	—	—	—	6.5
International Operations	0.4	12.7	12.4	66.7
Total COVID-19 losses	0.4	12.7	12.4	73.2

Catastrophe & COVID-19 losses
U.S. Operations	3.2	13.9	36.1	56.2
International Operations	3.6	37.1	56.6	123.0
Total catastrophe & COVID-19 losses	$6.8	$51.0	$92.7	$179.2

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
RECONCILIATION OF UNDERWRITING INCOME (LOSS) TO NET INCOME (LOSS)
CONSOLIDATED
(in millions)
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
Net income (loss)	$(116.2)	$(0.9)	$5.8	$(54.1)
Add (deduct):
Income tax provision (benefit)	(16.0)	0.8	0.1	7.7
Net investment income	(44.4)	(33.7)	(187.6)	(112.7)
Net realized investment (gains) losses	(0.7)	(20.4)	(33.2)	3.6
Interest expense	5.3	5.2	21.6	26.9
Fee and other (income) expense, net	(0.2)	(1.2)	(2.0)	(3.9)
Foreign currency exchange (gains) losses	(2.8)	1.8	1.6	15.4
Non-operating expenses	22.8	11.3	43.7	21.1
Impairment of goodwill and intangibles	43.2	—	43.2	—
Underwriting income (loss)	$(109.0)	$(37.1)	$(106.8)	$(96.0)

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
RECONCILIATION OF OPERATING INCOME (LOSS) TO NET INCOME (LOSS)
CONSOLIDATED
(in millions, except per share amounts)
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
Net income (loss), as reported	$(116.2)	$(0.9)	$5.8	$(54.1)
Income tax provision (benefit)	(16.0)	0.8	0.1	7.7
Net income (loss), before taxes	(132.2)	(0.1)	5.9	(46.4)
Add (deduct):
Net realized investment (gains) losses	(0.7)	(20.4)	(33.2)	3.6
Foreign currency exchange (gains) losses	(2.8)	1.8	1.6	15.4
Non-operating expenses	22.8	11.3	43.7	21.1
Impairment of goodwill and intangibles	43.2	—	43.2	—
Operating income before taxes and preferred share dividends	(69.7)	(7.4)	61.2	(6.3)
Income tax provision, at assumed rate (1)	(10.5)	(1.1)	9.2	(0.9)
Preferred share dividends	2.6	2.6	10.5	4.6
Operating income (loss)	$(61.8)	$(8.9)	$41.5	$(10.0)

Operating income (loss) per common share (diluted)	$(1.77)	$(0.26)	$1.19	$(0.29)

Weighted average common shares, diluted	34.9	34.7	34.8	34.6

(1) For the purpose of calculating Operating Income, an assumed tax rate of 15% was used for all periods presented.

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
RECONCILIATION OF PRE-TAX OPERATING INCOME (LOSS) BY SEGMENT TO NET INCOME (LOSS)
(in millions)
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
Operating income (loss) before income taxes:
U.S. Operations	$(70.5)	$23.7	$61.1	$113.1
International Operations	47.5	(21.0)	64.1	(75.3)
Run-off Lines	(37.0)	0.7	(41.5)	(9.6)
Corporate and Other	(9.7)	(10.8)	(22.5)	(34.5)
Total operating income (loss) before income taxes	(69.7)	(7.4)	61.2	(6.3)
Net realized investment gains (losses)	0.7	20.4	33.2	(3.6)
Foreign currency exchange (losses) gains	2.8	(1.8)	(1.6)	(15.4)
Non-operating expenses	(22.8)	(11.3)	(43.7)	(21.1)
Impairment of goodwill and intangibles	(43.2)	—	(43.2)	—
Income (loss) before income taxes	(132.2)	(0.1)	5.9	(46.4)
Income tax provision (benefit)	(16.0)	0.8	0.1	7.7
Net income (loss)	$(116.2)	$(0.9)	$5.8	$(54.1)

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
PREMIUMS BY SEGMENT AND LINE OF BUSINESS
(in millions)
(unaudited)

U.S. Operations	Three months ended December 31, 2021			Three months ended December 31, 2020
	Gross Written	Net Written	Net Earned	Gross Written	Net Written	Net Earned
Property	$49.8	$30.9	$33.4	$62.5	$35.5	$38.2
Liability	255.8	154.4	171.6	256.2	151.2	166.8
Professional	142.1	93.5	87.4	125.6	78.7	67.5
Specialty	56.8	40.8	38.9	51.4	35.4	32.3
Total	$504.5	$319.6	$331.3	$495.7	$300.8	$304.8

	Year ended December 31, 2021			Year ended December 31, 2020
	Gross Written	Net Written	Net Earned	Gross Written	Net Written	Net Earned
Property	$253.0	$139.5	$149.9	$300.0	$160.0	$155.5
Liability	1,093.6	669.1	672.8	1,060.6	657.0	674.2
Professional	504.1	336.2	315.1	438.3	272.5	244.9
Specialty	218.7	160.0	145.9	195.9	133.5	133.0
Total	$2,069.4	$1,304.8	$1,283.7	$1,994.8	$1,223.0	$1,207.6

International Operations	Three months ended December 31, 2021			Three months ended December 31, 2020
	Gross Written	Net Written	Net Earned	Gross Written	Net Written	Net Earned
Property	$47.3	$27.0	$28.2	$48.6	$30.2	$42.0
Liability	64.8	39.5	31.5	55.4	26.2	28.5
Professional	57.3	40.7	35.0	53.3	42.3	32.5
Specialty	59.7	52.0	60.0	64.5	40.0	58.7
Total	$229.1	$159.2	$154.7	$221.8	$138.7	$161.7

	Year ended December 31, 2021			Year ended December 31, 2020
	Gross Written	Net Written	Net Earned	Gross Written	Net Written	Net Earned
Property	$295.1	$120.5	$132.4	$465.1	$159.1	$157.6
Liability	256.8	147.3	130.7	241.2	107.9	101.5
Professional	226.0	160.7	148.3	210.0	130.3	120.5
Specialty	333.1	243.2	214.4	321.7	189.3	192.9
Total	$1,111.0	$671.7	$625.8	$1,238.0	$586.6	$572.5

Consolidated	Three months ended December 31, 2021			Three months ended December 31, 2020
	Gross Written	Net Written	Net Earned	Gross Written	Net Written	Net Earned
Property	$97.1	$57.9	$61.6	$111.1	$65.7	$80.2
Liability	320.9	194.0	203.3	311.7	177.5	195.4
Professional	199.4	134.2	122.4	178.9	121.0	100.0
Specialty	116.4	92.9	98.9	115.9	75.4	91.0
Total	$733.8	$479.0	$486.2	$717.6	$439.6	$466.6

	Year ended December 31, 2021			Year ended December 31, 2020
	Gross Written	Net Written	Net Earned	Gross Written	Net Written	Net Earned
Property	$548.1	$260.0	$282.3	$765.1	$319.1	$313.1
Liability	1,351.3	817.1	804.1	1,302.3	765.4	776.1
Professional	730.1	496.9	463.4	648.3	402.8	365.4
Specialty	551.7	403.3	360.3	517.6	322.8	325.9
Total	$3,181.2	$1,977.3	$1,910.1	$3,233.3	$1,810.1	$1,780.5

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
COMPONENTS OF NET INVESTMENT INCOME & NET REALIZED INVESTMENT GAINS (LOSSES)
CONSOLIDATED
(in millions)
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
Net Investment Income
Net investment income, excluding alternative investments	$23.7	$23.6	$92.1	$104.1
Alternative investments	20.7	10.1	95.5	8.6
Total net investment income	$44.4	$33.7	$187.6	$112.7

	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
Net Realized Investment Gains (Losses)
Net realized investment (losses) gains	$69.2	$2.7	$82.9	$3.6
Change in fair value recognized	(64.9)	24.0	(34.1)	10.3
Change in allowance for credit losses on fixed maturity securities	2.1	3.1	0.6	(39.9)
Loss on disposal of Reinsurance liabilities	—	(9.4)	—	(9.4)
Gain (loss) on sale of Trident assets	—	—	(10.5)	31.8
Loss on sale of Argo Seguros Brazil	$(5.7)	$—	$(5.7)	$—
Total net realized investments gains (losses)	$0.7	$20.4	$33.2	$(3.6)

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
COMPONENTS OF INVESTMENT PORTFOLIO
CONSOLIDATED
(in millions)
(unaudited)

	December 31,	December 31,
	2021	2020
U.S. Governments and government agencies	$425.0	$399.8
States and political subdivisions	171.4	170.4
Foreign governments	232.8	294.8
Corporate – Financial	986.9	917.8
Corporate – Industrial	850.6	826.6
Corporate – Utilities	145.7	237.4
Asset-backed securities	173.6	122.8
Collateralized loan obligations	336.2	289.6
Mortgage-backed securities – Agency	457.2	453.4
Mortgage-backed securities – Commercial	418.7	339.7
Mortgage-backed securities – Residential	25.3	54.8
Total fixed maturities	4,223.4	4,107.1
Common stocks	55.6	175.1
Preferred stocks	0.7	1.6
Total equity securities available for sale	56.3	176.7
Private equity	248.9	211.4
Hedge fund	58.6	111.2
Overseas deposits	74.9	102.1
Other	4.8	4.7
Total other investments	387.2	429.4
Short term investments and cash equivalents	655.8	542.6
Cash	146.0	148.8
Total cash and invested assets	$5,468.7	$5,404.6

	December 31,	December 31,
	2021	2020
U.S. Governments and government agencies	$882.2	$853.2
AAA	788.6	899.1
AA	390.9	382.0
A	894.2	869.9
BBB	820.5	739.4
BB	174.2	209.5
B	71.3	77.9
Lower than B	22.5	24.8
Not rated	179.0	51.3
Total fixed maturities	$4,223.4	$4,107.1

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
SHAREHOLDER RETURN ANALYSIS
(in millions, except per share data)
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
Net income (loss) attributable to common shareholders	$(118.8)	$(3.5)	$(4.7)	$(58.7)
Operating income (loss) (1)	(61.8)	(8.9)	41.5	(10.0)

Common Shareholders' Equity - Beginning of period	$1,743.6	$1,704.7	$1,713.8	$1,763.7
Common Shareholders' Equity - End of period	1,590.4	1,713.8	1,590.4	1,713.8
Average Common Shareholders' Equity	$1,667.0	$1,709.3	$1,652.1	$1,738.8

Common shares outstanding - End of period	34.877	34.694	34.877	34.694

Book value per common share	$45.60	$49.40	$45.60	$49.40
Cash dividends paid per common share during 2021	0.31		1.24
Book value per common share, December 31, 2021 - including cash dividends paid	$45.91		$46.84

Book value per common share, prior period (2)	$50.01		$49.40
Change in book value per common share during 2021	(8.8)%		(7.7)%
Change in book value per common share including cash dividends paid, during 2021 (2)	(8.2)%		(5.2)%

Annualized return on average common shareholders' equity	(28.5)%	(0.8)%	(0.3)%	(3.4)%
Annualized operating return on average common shareholders' equity	(14.8)%	(2.1)%	2.5%	(0.6	) %

(1) For the purpose of calculating Operating Income, an assumed tax rate of 15% was used for all periods presented.

(2) The percentage change in book value per common share is calculated by including cash dividends of $0.31 per common share and $1.24 per common share paid to shareholders during the three months and year ended December 31, 2021, respectively. This adjusted amount (Book value per common share, including dividends) is then compared to the book value per common share as of September 30, 2021 and December 31, 2020, respectively, to determine the change for the three months and year ended December 31, 2021.

Contact:

Gregory Charpentier	David Snowden
AVP, Investor Relations and Corporate Finance	Senior Vice President, Communications
978.387.4150	210.321.2104
gregory.charpentier@argogroupus.com	david.snowden@argogroupus.com